                                [LLS Letterhead]

                                            December 16, 2003

Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, TX  75034

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     This Firm has acted as counsel to Comstock Resources, Inc., a Nevada corporation (the "Company"), and its subsidiary guarantor co-registrants (the
"Co-Registrants"), in connection with the Registration Statement on Form S-3
(the "Registration Statement") to be filed by the Company and the Co-Registrants with the Securities and Exchange Commission on the date hereof. The Registration
Statement relates to the issuance and sale from time to time, pursuant to Rule
415 of the General Rules and Regulations promulgated under the Securities Act of
1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $300,000,000: (i) shares of common stock of the Company, $0.50 par value per share ("Common Stock"); (ii)
shares of preferred stock of the Company, $10.00 par value per share (the
"Preferred Stock"), in one or more series; (iii) senior or subordinated debt securities of the Company, in one or more series (the "Debt Securities"); (iv)
warrants to purchase debt or equity securities of the Company ("Warrants"); (v)
units consisting of one or more Warrants, Debt Securities, Guarantees (as defined below), shares of Preferred Stock, shares of Common Stock or any combination of such securities ("Units"); and (vi) guarantees of the Company's
Debt Securities (the "Guarantees") by the Co-Registrants (items (i) through (vi)
above are collectively referred herein to as the "Securities").

     The Debt Securities and the Guarantees will be issued pursuant to an indenture (the "Indenture"), to be entered into by the Company, each of the
Co-Registrants, as guarantors, and a financial institution to be named therein, as trustee (the "Trustee"), substantially in the form attached as Exhibit 4.6 to the Registration Statement, and as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and any Guarantees.

     The Warrants will be issued pursuant to a warrant agreement (the "Warrant
Agreement") by and between the Company and a warrant agent.

     In rendering the opinions contained herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the
Restated Articles of Incorporation and Bylaws of the Company, each as amended to date and currently in effect, and similar organizational documents for each of the Co-Registrants; (ii) the Registration Statement; (iii) the prospectus contained in the Registration Statement (the "Prospectus"); and (iv) such other documents and records of the Company, such certificates and statements of public officials and of officers and other representatives of the Company and all such other documents, agreements, records or certificates as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct and complete copies of the originals;
(ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     In rendering the opinions expressed in paragraphs 3 through 6 below with respect to the Securities therein referred to, we have additionally assumed that: (i) the Trustee identified in the Indenture will have all requisite power and authority to execute, deliver and perform its obligations under the
Indenture; (ii) at the time of execution of the Indenture, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Trustee's part and the Indenture will have been duly delivered by it; (iii) at the time of execution of the Indenture, the Indenture will be enforceable against the Trustee in accordance with the terms thereof; (iv) any supplemental indenture to the Indenture and any Board
Resolution (as defined in the Indenture) and/or Officer's Certificate (as defined in the Indenture) executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with the Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with the Indenture as then supplemented (including by such supplemental indenture) and any such Board
Resolution and/or Officer's Certificate; (v) each of the Company and the
Co-Registrants is and at all times material hereto will be a corporation or limited liability company (as applicable) duly organized and validly existing under the laws of the jurisdiction under which it is currently organized; and
(vi) the indenture actually entered into by the Company, the Co-Registrants and
Trustee will not deviate in any material or substantial respect from the
Indenture contained as Exhibit 4.6 to the Registration Statement, such that any deviation would alter our opinions contained herein.

     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth herein, we are of the opinion that:

     1. With respect to any offering of Common Stock (the "Offered Common
Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities
Act; (ii) an appropriate prospectus supplement or term sheet with respect to the
Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered
Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the offered
Common Stock and related matters; (v) the terms of the issuance and sale of the
Offered Common Stock have been duly established in conformity with the Restated
Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the
Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered
Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common
Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement with respect to the
Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than the par value thereof.

     2. With respect to the offering of shares of any series of Preferred Stock
(the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred
Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a
Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Nevada law (the "Certificate of Designation"); (v)
the filing of the Certificate of Designation with the Secretary of State of the
State of Nevada has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the
Company's Restated Articles of Incorporation, including the Certificate of
Designation relating to the Offered Preferred Stock, and the Bylaws of the
Company, each document as amended and then in effect on such date, so as not to
(A) violate any applicable law, (B) the Restated Articles of Incorporation or
the Bylaws of the Company, each document as amended and then in effect on such date, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock
(including any Preferred Stock duly issued conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than the par value thereof.

     3. With respect to any series of Debt Securities (the "Offered Debt
Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the
Securities Act and the applicable Indenture has been qualified under the Trust
Indenture Act of 1939, as amended (the "Trust Indenture Act"); (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt
Securities has been prepared, delivered and filed in compliance with the
Securities Act and the applicable rules and regulations thereunder; (iii) if the
Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered
Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered
Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the
Company, in each case as amended and in effect on such date, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered
Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt
Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies, (d) the waivers of any usury defense contained in the
Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars
(or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay, or prohibit the making of payments outside the United
States or in foreign currencies, currency units or composite currencies
(collectively, these qualifications and limitations are referred to herein as the "Enforceability Qualifications").

     4. With respect to Warrants to be issued under a Warrant Agreement (the
"Offered Warrants"), when (i) the Registration Statement, as finally amended
(including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Company's Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of such Offered
Warrants, the terms of the offering thereof and related matters, (iv) the
Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement; (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the
Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Offered
Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the
Company, upon payment (or delivery) of the consideration therefor provided for therein, such Offered Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Qualifications.

     5. With respect to any Units, to be offered (the "Offered Units"), when (i)
the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii)
an appropriate prospectus supplement or term sheet with respect to the Offered
Units has been prepared, delivered and filed in compliance with the Securities
Act and the applicable rules and regulations thereunder; (iii) the Company's

Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize and approve (A) the issuance and terms of the Offered Units, (B) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, (C) the issuance and terms of any applicable series of any Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture and (D) the issuance and terms of any Preferred Stock or Common Stock which are a component of the Units, the terms of the offering thereof and related matters, (iv) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the
Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) all of the parties duly execute and deliver, and in the case of the applicable series of
Debt Securities, duly authenticate, (A) the applicable Offered Units, (B) such
Warrants and Warrant Agreement, (C) such series of Debt Securities and Indenture
(and such Indenture is qualified under the Trust Indenture Act) and any applicable supplemental indenture and (D) such Preferred Stock and Common Stock, and each such Security is issued, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, the applicable Indenture and any applicable supplemental indenture, in the case of a series of Debt Securities, or the
Company's Restated Articles of Incorporation and Bylaws (as amended to such date and then in effect), in the case of such Preferred Stock and Common Stock, such
Offered Units will constitute valid and legally binding obligations of the
Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Qualifications.

     6. With respect to the Guarantees, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Debt Securities for which the Guarantees relate has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Company and each
Co-Registrant, and each of their respective board of directors, including any appropriate committee appointed thereby, and appropriate officers or managers
(as applicable), have taken of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (iv)
the terms of the issuance and sale of the Guarantees have been duly established in conformity with the Articles of Incorporation and the Bylaws (or similar organizational documents) of each Co-Registrant, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated
Articles of Incorporation or the Bylaws (or similar organizational documents) of each Co-Registrant, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company or any Co-Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Co-Registrant; (v) the applicable Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act and (vi) such Debt Securities and such
Guarantees are duly executed, issued and delivered in each case in accordance with the terms of the applicable Indenture (as supplemented) and the applicable purchase, underwriting or similar agreement and payment (or delivery) of the consideration therefor provided for therein, such Guarantees will constitute valid and legally binding obligations of the applicable Co-Registrant, enforceable against each Co-Registrant in accordance with their respective terms, subject to the Enforceability Qualifications.

     In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such
Security.

     With respect to any agreement or instrument (other than the Indenture)
reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the affect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

     We are members of the State Bar of Texas and we do not express any opinion herein with respect to the law of any jurisdiction other than the State of
Texas, applicable federal law, and the General Corporation Law of the State of
Nevada. To the extent to which the opinions set forth herein regarding the
Indenture relate to matters of New York law, we have assumed, with your express permission and without opining, that the applicable laws of the State of New
York are the same in substance and in effect as the relevant laws of the State of Texas.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name under the heading "Legal
Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                            Respectfully submitted,

                                            LOCKE LIDDELL & SAPP LLP

                                            By: /s/ Jack E. Jacobsen
                                                -----------------------
                                                Jack E. Jacobsen
                                                Partner